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                                                                                                                       EXHIBIT 11
                                             Linens 'n Things, Inc. and Subsidiaries
                                        Computation of Net Income (Loss) Per Common Share
                                              (in thousands, except per share data)


                                                            1998         1997           1996           1995           1994
                                                         -----------  ------------  -------------   ------------   -------------
BASIC
Weighted average number of shares outstanding......          38,895        38,578         38,536        38,536           38,536
                                                         ===========  ============  =============   ============   =============
Net income (loss) before cumulative effect of
  change in accounting principle...................         $38,062       $25,790        $15,039         $ (34)         $17,198
Cumulative effect of change in accounting
principle..........................................              --            --             --           178               --
                                                         -----------  ------------  -------------   ------------   -------------
Net income (loss) applicable to common shares......         $38,062       $25,790        $15,039         $(212)         $17,198
                                                         ===========  ============  =============   ============   =============

Per share amounts
Net income (loss) before cumulative effect
of change in accounting principle..................          $ 0.98        $ 0.67         $ 0.39       $ (0.00)          $ 0.45
Cumulative effect of change in accounting
    principle......................................              --            --             --          0.01               --
                                                         -----------  ------------  -------------   ------------   -------------
Net income (loss) per share........................          $ 0.98        $ 0.67         $ 0.39       $ (0.01)          $ 0.45
                                                         ===========  ============  =============   ============   =============

DILUTED
Weighted average number of shares outstanding
and diluted common share equivalents...............          40,407        39,537         38,558         38,536          38,536
                                                         ===========  ============  =============   ============   =============
Net income  (loss)  before  cumulative  effect of
change in accounting principle.....................         $38,062       $25,790        $15,039         $ (34)         $17,198
Cumulative effect of change in accounting
  Principle........................................              --            --             --           178               --
                                                         -----------  ------------  -------------   ------------   -------------
Net income (loss) applicable to common shares......         $38,062       $25,790        $15,039         $(212)         $17,198
                                                         ===========  ============  =============   ============   =============

Per share amounts
Net income (loss) before cumulative effect of
change in accounting principle.....................          $ 0.94        $ 0.65         $ 0.39       $ (0.00)          $ 0.45
Cumulative effect of change in accounting
principle..........................................              --            --             --          0.01               --
                                                         -----------  ------------  -------------   ------------   -------------
Net income (loss) per share........................          $ 0.94        $ 0.65         $ 0.39       $ (0.01)          $ 0.45
                                                         ===========  ============  =============   ============   =============
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